UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Notes in Aggregate Principal Amount of Approximately $1.5 Billion

On March 15, 2017, the previously announced offerings of (i) $500 million aggregate principal amount of 1.900% Senior Notes due 2019 (“2019 USD Notes”) and $500 million aggregate principal amount of 2.250% Senior Notes due 2020 (“2020 USD Notes” and, together with the 2019 USD Notes, the “USD Notes”) of Molson Coors Brewing Company (the “Company”) and (ii) €500 million aggregate principal amount of Senior Floating Rate Notes due 2019 (the “EUR Notes”) of the Company, were completed (each, an “Offering” and, together, the “Concurrent Offerings”).

The USD Notes are governed by an Indenture, dated as of March 15, 2017, among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), as trustee (the “USD Indenture”), for the benefit of the holders of the USD Notes. The USD Indenture is filed herewith as Exhibit 4.1. The forms of the 2019 USD Notes and the 2020 USD Notes are filed herewith as Exhibits 4.2 and 4.3, respectively.

The EUR Notes are governed by an Indenture, dated as of March 15, 2017, among the Company, the Guarantors and BNYMTC as trustee (the “EUR Indenture” and, together with the USD Indenture, the “Indentures”), for the benefit of the holders of the EUR Notes. The EUR Indenture is filed herewith as Exhibit 4.4. The form of the EUR Note is filed herewith as Exhibit 4.5.

The USD Notes and the EUR Notes were offered and sold in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to regulation S under the Securities Act.

The USD Notes bear interest at the applicable rate per annum listed in the description of each series of the USD Notes. Interest on the USD Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2017. The EUR Notes bear interest at the applicable three-month EURIBOR plus 0.350% (reset quarterly). Interest on the EUR Notes is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2017. The USD Notes and the EUR Notes are jointly and severally guaranteed on a full and unconditional senior unsecured basis by Molson Coors International LP, Molson Coors Holdco Inc., MillerCoors LLC, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, MC Holding Company LLC, MillerCoors Holdings LLC, Newco3, Inc., CBC Holdco 3, Inc., Jacob Leinenkugel Brewing Co., LLC, Coors International Holdco 2, ULC, Molson Canada 2005, Molson Coors International General, ULC and Molson Coors Callco ULC (collectively, the “Guarantors”). The USD Notes and the EUR Notes and the related guarantees are senior unsecured obligations of the Company and the Guarantors and will rank pari passu with all other unsubordinated debt of the Company and the Guarantors and senior to all future subordinated debt of the Company and the Guarantors. The USD Notes and the EUR Notes will be structurally subordinated to all present and future debt and other obligations of the Company’s subsidiaries that are not Guarantors. The USD Notes and the EUR Notes and the related guarantees will be effectively junior to the current and future secured obligations of the Company and the Guarantors to the extent of the assets securing such obligations.

In connection with the offering and sale of the USD Notes and the EUR Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated as of March 15, 2017 (the “Registration Rights Agreement”), with the Initial Purchasers (as defined in the Registration Rights Agreement) with respect to the USD Notes and the EUR Notes. Under the Registration Rights Agreement, the Company and the Guarantors have agreed, with respect to the USD Notes and the EUR Notes, to use their reasonable best efforts to, within 365 days of the closing date of the offering of the USD Notes and the EUR Notes, file an Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) covering an offer to the holders of the USD and the EUR Notes to exchange the

USD and the EUR Notes for senior unsecured notes issued by the Company and guaranteed by the Guarantors containing terms identical to the USD Notes or the EUR Notes (the “Exchange Notes”), as applicable, except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement. If the Company fails to satisfy these and other obligations contained in the Registration Rights Agreement, additional payments of interest will accrue on the USD Notes and the EUR Notes. The Registration Rights Agreement is filed herewith as Exhibit 4.6.

The net proceeds from the Concurrent Offerings, after deducting estimated fees and expenses and the initial purchasers’ commissions and underwriters’ discounts and commissions, were approximately $1,523 million. The net proceeds are expressed in U.S. dollars and include $527.9 million related to the Offering of the EUR Notes, based on the noon buying rate published by the European Central Bank on March 6, 2017, which was $1.0592 per €1.00. All of the net proceeds of the Concurrent Offerings will be used to repay a portion of the amounts outstanding under the Company’s term loan facility.

The Company may, at its option, at any time and from time to time redeem all or any portion of the 2019 USD Notes at any time prior to the maturity date, or the 2020 USD Notes at any time prior to February 15, 2020 (the “Par Call Date”), at a redemption price equal to 100% of the principal amount of the USD Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, plus an applicable make-whole premium. The 2020 USD Notes are redeemable, in whole or in part, at any time and from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the 2020 USD Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may redeem all, but not part, of the EUR Notes in the event of certain changes in the tax laws in the relevant jurisdiction (as further described in the EUR Indenture), at a redemption price of 100% of the principal amount of the EUR Notes redeemed, plus accrued and unpaid interest to the redemption date. Subject to certain exceptions and limitations set forth in the EUR Indenture, the Company will pay additional amounts as may be necessary to ensure that every net payment on a EUR Note to a holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the relevant jurisdiction, will not be less than the amount provided in such EUR Note to be then due and payable.

The terms of the Indentures, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional secured indebtedness, (ii) enter into certain sale and leaseback transactions and (iii) merge, sell, convey, transfer or lease substantially all of their assets. These covenants are subject to a number of important limitations and exceptions that are described in the applicable Indenture.

The Indentures provide for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the applicable Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the applicable trustee or holders of at least 25% in principal amount outstanding of the applicable series of Notes may declare the principal and the accrued and unpaid interest, if any, on all of such series of Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the applicable Indenture.

The foregoing descriptions of the Indentures and the Registration Rights Agreement are qualified in their entirety by reference to the actual agreements.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of 1.900% Senior Note due 2019 (included in Exhibit 4.1)
4.3	Form of 2.250% Senior Note due 2020 (included in Exhibit 4.1)
4.4	Indenture, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.5	Form of Senior Floating Rate Note due 2019 (included in Exhibit 4.4)
4.6	Registration Rights Agreement, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and the initial purchasers party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017

MOLSON COORS BREWING COMPANY

By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	Form of 1.900% Senior Note due 2019 (included in Exhibit 4.1)
4.3	Form of 2.250% Senior Note due 2020 (included in Exhibit 4.1)
4.4	Indenture, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.5	Form of Senior Floating Rate Note due 2019 (included in Exhibit 4.4)
4.6	Registration Rights Agreement, dated as of March 15, 2017, among Molson Coors Brewing Company, the guarantors party thereto and the initial purchasers party thereto